EXHIBIT 10.28




         AMENDED AND RESTATED SECURITY DEPOSIT AGREEMENT

                  dated as of December 18, 1996

                              among

                     PANDA-BRANDYWINE, L.P.,
                           as Lessee,

                  PANDA BRANDYWINE CORPORATION,
                       as General Partner,

              GENERAL ELECTRIC CAPITAL CORPORATION,
              as LOC Issuer and Owner Participant,


                      FLEET NATIONAL BANK,
         as Owner Trustee, Lessor and as Security Agent,

                         CREDIT SUISSE,
                     as Administrative Agent

                               and

           FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      as Indenture Trustee




        (230 MW Natural Gas-Fired Qualifying Cogeneration
            Facility located in Brandywine, Maryland)








                       TABLE OF CONTENTS
                                                             Page
                           ARTICLE I

                          Definitions                           3

            SECTION 1.1  Defined Terms.                         3
            SECTION 1.2  Other Definitional Provisions          3

                          ARTICLE II

    Appointment of Security Agent; Establishment of Accounts    3

            SECTION 2.1  Appointment of Security Agent          3
            SECTION 2.2  Creation of Accounts                   5
            SECTION 2.3  Security Interest                      6
            SECTION 2.4  Location of the Accounts               7

                         ARTICLE III

                     Deposits into Accounts                     7

            SECTION 3.1  Deposits                               7
            SECTION 3.2 Information to Accompany Amounts Delivered to Security Agent; Deposits
                         Irrevocable                            9
            SECTION 3.3  Books of Account; Statements           9

                          ARTICLE IV

                     Payments from Accounts                     9

            SECTION 4.1  Completion Account                     9
            SECTION 4.2  Revenue Account--Monthly Transfers
                         After the Lease Closing Date          10
            SECTION 4.3  Revenue Account--Quarterly Transfers
                         After the Lease Closing Date          11
            SECTION 4.4  Supplemental Rent                     12
            SECTION 4.5  Rent Reserve Account                  13
            SECTION 4.6  Operation and Maintenance Reserve
                         Account                               13
            SECTION 4.7  Release of Excess Amounts             14
            SECTION 4.8  Special Payment Account               14
            SECTION 4.9  Partnership Security Account.         14
            SECTION 4.10 Distribution Reserve Account          15
            SECTION 4.11 Insurance and Condemnation Proceeds
                         Account                               15
            SECTION 4.12 Warranty Maintenance Reserve Account  18
            SECTION 4.13 Current Account                       18
            SECTION 4.14 Defaults                              18
            SECTION 4.15 Certain Payments                      19
            SECTION 4.16 Interest Hedging Account              19
            SECTION 4.17 Delivery of Officer's Certificates;
                         Timing  of Payments                   20
            SECTION 4.18 Payments under Lease                  20
            SECTION 4.19 LOC Fee Account                       20

                           ARTICLE V

                           Investment                          21

            SECTION 5.1  Investment                            21

                          ARTICLE VI

                         Security Agent                        22

            SECTION 6.1  Rights, Duties, etc.                  22
            SECTION 6.2  Resignation or Removal                23

                          ARTICLE VII

                         Determinations                        24

            SECTION 7.1  Value                                 24
            SECTION 7.2  Other Determinations                  24
            SECTION 7.3  Sales of Permitted Investments        24
            SECTION 7.4  Available Cash                        25

                        ARTICLE VIII

                 Representations and Warranties                25

            SECTION 8.1  Representations                       25
            SECTION 8.2  Indemnification                       25

                          ARTICLE IX

                         Miscellaneous                         25

            SECTION 9.1  Fees and Indemnification of
                         Security Agent                        25
            SECTION 9.2  Termination                           26
            SECTION 9.3  Severability                          26
            SECTION 9.4  Counterparts                          26
            SECTION 9.5  Amendments                            26
            SECTION 9.6  APPLICABLE LAW                        26
            SECTION 9.7  Notices                               27
            SECTION 9.8  Submission to Jurisdiction; Waivers   27
            SECTION 9.9  Limited Liability                     27
            SECTION 9.10 WAIVERS OF JURY TRIAL                 27
            SECTION 9.11 Benefit of Agreement                  27
            SECTION 9.12 Certain Rights of Power Purchaser     28
            SECTION 9.13 Countersignatures; Rights of
                         Administrative Agent                  28

ANNEX A             Definitions


SCHEDULES

Schedule 1          Form of Project Certificate


EXHIBITS

Exhibit A           Form of Certificate to be delivered
                    pursuant to Section 4.1
Exhibit B           Form of Certificate to be delivered
                    pursuant  to Section 4.4
Exhibit C           Form of Certificate to be delivered
                    pursuant  to Section 4.5
Exhibit D           Form of Certificate to be delivered
                    pursuant  to Section 4.6
Exhibit E           Form of Certificate to be delivered
                    pursuant  to Section 4.7
Exhibit F           Form of Certificate to be delivered
                    pursuant  to Section 4.9(b)
Exhibit G           Form of Certificate to be delivered pursuant
                    to Section 4.12(a)






          AMENDED AND RESTATED SECURITY DEPOSIT AGREEMENT, dated as of December 18, 1996, among PANDA-BRANDYWINE, L.P., a Delaware limited partnership, as lessee (the "Lessee" or the "Partnership"), of which PANDA BRANDYWINE CORPORATION, a Delaware corporation, is the sole general partner (the "General Partner"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, in its individual capacity and as owner participant ("GE Capital" or the "Owner Participant"), FLEET NATIONAL BANK, not in its individual capacity but solely as owner trustee (in such capacity, the "Owner Trustee") under the Trust Agreement (as defined below), FLEET NATIONAL BANK, a national banking association, as security agent hereunder (in such capacity, the "Security Agent") for GE Capital, the Owner Trustee and the Loan Participants (as defined below), CREDIT SUISSE, a bank organized and existing under the laws of Switzerland, acting by and through its New York branch ("Credit Suisse"), as administrative agent for the Loan Participants (the "Administrative Agent") and FIRST
SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee under the Indenture (as defined below).




                     W I T N E S S E T H :


          WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in Article I;

          WHEREAS, in order to finance the cost of developing, constructing and equipping the Project, the Partnership entered into the Construction Loan Agreement and Lease Commitment, dated as of March 30, 1995 (as amended, supplemented or otherwise modified from time to time, the "Construction Loan Agreement"), among the Partnership, the General Partner and GE Capital, pursuant to which GE Capital agreed, subject to the terms and conditions set forth therein, to make loans to the Partnership and to issue letters of credit for the account of the Partnership;

          WHEREAS, the construction of the Facility has been substantially completed and the Date of Substantial Completion has occurred;

          WHEREAS, the Partnership has requested that the Owner
Participant cause the Owner Trustee to purchase the Facility from the Partnership and lease the same to the Partnership as provided in the Construction Loan Agreement;

          WHEREAS, the Partnership and the Owner Trustee are entering into the Facility Lease and the other Lease Documents pursuant to which, among other things, the Owner Trustee will lease the Facility to the Partnership;

          WHEREAS, the Partnership and GE Capital are entering into the Reimbursement Agreement to provide for the continued issuance by GE Capital to the Power Purchaser of the PEPCO
Letters of Credit;

          WHEREAS, the Owner Participant has elected to fund the Facility Lease with non-recourse indebtedness as a leveraged lease pursuant to Section 5.8 of the Construction Loan Agreement;

          WHEREAS, the obligations of the Partnership under the Reimbursement Agreement to GE Capital and under the Site Sublease and the Facility Lease to the Owner Trustee, including its obligations to repay the LOC Reimbursement Obligations and to make payments of Rent, are secured by, among other things, a first assignment of and prior perfected security interest in all rights and property of the Partnership, including all of the revenues of the Partnership, to the Security Agent, as agent for GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), pursuant to the terms and provisions of the Security Agreement and the Deed of Trust and Security Agreement;

          WHEREAS, the obligations of the Owner Trustee under the Participation Agreement and the Indenture to the Indenture Trustee and the Loan Participants, including its obligations to repay the Loan Certificates with interest thereon, are secured by, a first assignment of and prior perfected security interest in all rights and property of the Owner Trustee, including an assignment, by the Owner Trustee of all of its right, title and interest under the Facility Lease, the Security Agreement, the Deed of Trust and Security Agreement and the Pledge Agreements to the Indenture Trustee;

          WHEREAS, in order to give effect to the foregoing, the parties hereto are entering into this Agreement, pursuant to which (i) GE Capital, the Owner Trustee and the Indenture Trustee appoint Fleet National Bank, to act as Security Agent hereunder and under the other Lessee Security Documents, to hold all Lessee Collateral for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee) and to hold all Indenture Property described in clause (i) of the Granting Clause of the Indenture ("Lessor Collateral") for the benefit of the Indenture Trustee (acting on behalf of the Loan Participants) and (ii) the Partnership agrees that its revenues will be paid directly to the Security Agent, as agent for GE Capital, the Owner Trustee and the Indenture Trustee, held by the Security Agent as collateral security for the Lessee Obligations for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), and as collateral security for the Lender Obligations for the benefit of the Indenture Trustee, and distributed by the Security Agent as provided herein;

          WHEREAS, Fleet National Bank has agreed to act as security agent on behalf of GE Capital, the Owner Trustee and the Indenture Trustee pursuant to the terms of this Agreement and the other Collateral Security Documents;

          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                           ARTICLE I

                          Definitions

          SECTION 1.1 Defined Terms. Capitalized terms used in this Agreement shall, unless otherwise defined herein, have the respective meanings assigned to such terms in Annex A ("Annex A") to the Participation Agreement, dated as of December 18, 1996, among the Lessee, the General Partner, GE Capital, the Owner Trustee, the Security Agent, the Administrative Agent, the Indenture Trustee and the Loan Participants listed on Schedule I thereto, as amended, supplemented or otherwise modified from time to time (the "Participation Agreement").

          SECTION 1.2 Other Definitional Provisions. (a) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein or in Annex A and accounting terms partly defined herein or in Annex A, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and appendix references are to this Agreement unless otherwise specified.

          (c) References to agreements defined herein or in Annex A shall include such agreements as they may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Transaction Documents.

          (d) Terms defined in Annex A or otherwise defined herein by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.



                           ARTICLE II

    Appointment of Security Agent; Establishment of Accounts

          SECTION 2.1 Appointment of Security Agent. (a) Fleet National Bank is hereby appointed by GE Capital, the Owner Trustee and the Indenture Trustee as security agent hereunder, under the Deed of Trust and Security Agreement, under the Security Agreement, under the Pledge Agreements and under the other Lessee Security Documents, and GE Capital, the Owner Trustee and the Indenture Trustee hereby authorize Fleet National Bank, in its capacity as the Security Agent, to take such action on their behalf under the provisions of this Agreement and the other Lessee Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Security Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

          (b) Except as otherwise specifically provided in this Security Deposit Agreement, upon the written instructions at any time and from time to time of Owner Participant and/or the Administrative Agent, as the case may be (which instructions, if requested by the Security Agent, shall state that such parties are authorized to act on behalf of the Owner Trustee and the Indenture Trustee and that such instructions are consistent with
Section 3.10 of the Indenture), the Security Agent shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or the approval or exercise such right, remedy or power or take such other action hereunder or under any other Transaction Document or in respect of any part or all of the Lessee Collateral or the Lessor Collateral as shall be specified in such instructions and as are consistent with this Security Deposit Agreement and the other Collateral Security Documents; provided that remedial actions taken with respect to the Lessor Collateral shall be at the exclusive direction of the Indenture Trustee (or the Administrative Agent acting on its behalf); (ii) take such action with respect to, or to preserve or protect, the Lessee Collateral and Lessor Collateral (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Security Deposit Agreement and the other Collateral Security Documents; and (iii) take such other action in respect of the subject matter of this Security Deposit Agreement and the other Collateral Security Documents as is consistent with the terms hereof, thereof and the other Transaction Documents. The Security Agent shall have the right to request such written instructions at any time and from time to time. The Security Agent will execute and file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created under the Lessee Security Documents in the Lessee Collateral or under the Indenture in the Lessor Collateral as may be specified from time to time in written instructions of the Owner Participant and the Administrative Agent (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statements so to be filed). The Security Agent hereby accepts the trust created by this Security Deposit Agreement and to act as security agent hereunder and under the Lessee Security Documents.

          (c) The Security Agent agrees to accept all revenues, cash, payments, insurance and condemnation proceeds, other amounts and Permitted Investments to be delivered to or held by the Security Agent pursuant to the terms of this Agreement. The Security Agent shall hold and safeguard the Accounts (and the revenues, cash, payments, insurance and condemnation proceeds, instruments, securities and other amounts on deposit therein) during the term of this Agreement and shall treat the revenues, cash, payments, insurance and condemnation proceeds, instruments, securities and other amounts in the Accounts as funds, instruments, securities and other properties pledged by the Partnership (other than the Interest Hedging Account, in which the Partnership has no interest) to the Security Agent as collateral securing the Lessee Obligations and pledged by the Owner Trustee (other than the Equity Collateral) to the Indenture Trustee for the benefit of the Loan Participants, to be held by the Security Agent as collateral securing the Lender Obligations in accordance with the provisions hereof.

          SECTION 2.2 Creation of Accounts. The Security Agent hereby establishes the following ten special, segregated and irrevocable cash collateral accounts in the name of the Security Agent and for the benefit of GE Capital, the Owner Trustee and the Indenture Trustee which shall be maintained at all times until the termination of this Agreement:

               (a)  Revenue Account;
               (b)  Operation and Maintenance Reserve Account;
               (c) Rent Reserve Account, and within such account including the following sub-account:
                    Equity Rent Reserve Sub-Account (for the sole benefit of the Owner Participant);
               (d)  Warranty Maintenance Reserve Account;
               (e)  Insurance and Condemnation Proceeds Account;
               (f)  Special Payment Account;
               (g)  Interest Hedging Account (Owner Trustee);
               (h)  Partnership Security Account;
               (i)  Distribution Reserve Account;
               (j)  Current Account;
               (k)  Construction Completion Account; and
               (l)  Letter of Credit Fee Account.

All moneys, investments and securities at any time on deposit in any of the Accounts shall constitute collateral to be held in the custody of the Security Agent for the purposes and on the terms set forth in this Agreement; provided that the money, investments and securities on deposit (x) in the Interest Hedging Account shall constitute collateral only for the payment of the Owner Trustee Obligations and not the Lessee Obligations and (y) in the Equity Rent Reserve Sub-Account shall constitute collateral only for the payment of the Lessee Obligations and not the Owner Trustee Obligations.

          SECTION 2.3 Security Interest. (a) In order to secure the payment and performance by the Partnership when due of all of the Lessee Obligations, this Agreement is intended to create, and the Partnership hereby pledges to, and creates in favor of the Security Agent, for the benefit of GE Capital and the Owner Trustee (and, by collateral assignment, the Indenture Trustee), a prior perfected and continuing security interest in all right, title and interest of the Partnership in and to the Accounts (other than the Interest Hedging Account), all cash, cash equivalents, instruments, investments and other securities at any time on deposit in such Accounts, all present and future accounts, chattel paper, documents, general intangibles and instruments (each as defined in the New York Uniform Commercial
Code) of the Partnership, all other rights of the Partnership to receive the payment of money, including (without limitation) all moneys due and to become due to the Partnership or the Owner Trustee under the Power Purchase Agreement, the Steam Sales Agreement, the Steam Lease and any other contract of the Owner Trustee or the Partnership for the sale of electricity, steam, excess natural gas or fuel oil or by-products produced by the Facility, all other Project Revenues, all amounts payable under insurance policies maintained by the Partnership, all license fees and all moneys due and to become due to the Partnership under the Construction Contract and the Gas Supply Contract, and all proceeds of any of the foregoing.

          (b) In order to secure the payment and performance by the Owner Trustee when due of all of the Owner Trustee Obligations, this Agreement is intended to create, and the Owner Trustee hereby pledges to, and creates in favor of the Indenture Trustee, for the equal and ratable benefit of the Loan Participants, a prior perfected and continuing security interest in all right, title and interest of the Owner Trustee in, to and under this Agreement and in and to the Accounts (other than the Equity Rent Reserve Sub-Account), all cash, cash equivalents, instruments, investments and other securities at any time on deposit in such Accounts, all present and future accounts, chattel paper, documents, general intangibles and instruments (each as defined in the New York Uniform Commercial Code) of the Owner Trustee, all other rights of the Owner Trustee to receive the payment of money including (without limitation) all moneys due and to become due to the Partnership or the Owner Trustee under the Power Purchase Agreement and any other contract of the Owner Trustee or the Partnership for the sale of electricity, excess natural gas, fuel oil, by-products or steam produced by the Facility, all other Project Revenues, all amounts payable under insurance policies maintained by the Partnership (excluding any policy maintained by the Owner Trustee or the Owner Participant for its own account and not required to be maintained by the Lessee), all license fees and all moneys due and to become due to the Owner Trustee under the Construction Contract and the Gas Supply Contract, and all proceeds of any of the foregoing; but, excluding from the foregoing all Excepted Payments.

          (c) All moneys, cash equivalents, instruments, investments and securities at any time on deposit in any of such Accounts shall constitute collateral security for the payment and performance by the Partnership when due of the Lessee Obligations (other than with respect to the Interest Hedging Account) and collateral security granted by the Owner Trustee to the Indenture Trustee for the payment and performance by the Owner Trustee of the Owner Trustee Obligations (other than with respect to the Equity Collateral) and shall at all times be subject to the sole dominion and control of the Security Agent (as agent of the Indenture Trustee (until the Lien of the Indenture has been discharged) and the Owner Trustee), and shall be held in the custody of the Security Agent in trust for the purposes of, and on the terms set forth in, this Agreement. For the purpose of perfecting the security interest of the Indenture Trustee in and to the Accounts and all cash, investments and securities at any time on deposit in the Accounts, the Security Agent shall be deemed to be the agent of the Indenture Trustee.

          (d) The Partnership shall not have any rights or powers with respect to any amounts in the Accounts or any part thereof except (i) as provided in Article IV hereof and (ii) the right to have such amounts applied in accordance with the provisions hereof; provided that the Lessee shall have no right, title or interest whatsoever in or to the Interest Hedging Account.

          SECTION 2.4 Location of the Accounts. The Accounts shall be maintained by the Security Agent at its corporate trust office located at 777 Main Street, Hartford, Connecticut 06115, until the Security Agent (i) gives written notice to the other parties to this Agreement setting forth a different location of the Accounts, in the manner specified in Section 9.7; provided, however, that such location shall be in Hartford, Connecticut or New York City or in another location as may be agreed to by the Owner Participant and the Administrative Agent; and (ii) furnishes to the Owner Trustee and, until such time as the Indenture shall have been terminated in accordance with its terms, the Indenture Trustee an Opinion, in form and substance and of counsel satisfactory to the Owner Trustee and the Indenture Trustee, with respect to the perfection of the security interest of the Owner Trustee and the Indenture Trustee in and to the Accounts.


                          ARTICLE III

                     Deposits into Accounts

          SECTION 3.1 Deposits. (a) Each of the Partnership and the Owner Trustee shall instruct each Person from whom it receives or is entitled to receive any Project Revenues to pay such Project Revenues directly to the Security Agent for deposit in the Revenue Account, and if either the Partnership or the Owner Trustee shall receive directly any Project Revenues it shall deliver such Project Revenues in the exact form received (but with its endorsement, if necessary) to the Security Agent for deposit in the Revenue Account not later than the second Business Day after its receipt thereof. The Security Agent shall have the right to receive all Project Revenues directly from the Persons owing the same. All Project Revenues received by the Security Agent shall be deposited in the Revenue Account.

          (b) The Partnership and the Owner Trustee shall instruct the Contractor, the Power Purchaser, the Gas Supplier and any other applicable Person to make all Special Payments (identifying them as such) to the Security Agent for deposit in the Special Payment Account, and if either the Partnership or the Owner Trustee shall receive any Special Payments it shall deliver such Special Payments in the exact form received (but with its endorsement, if necessary) to the Security Agent for deposit in the Special Payment Account not later than the second Business Day after its receipt thereof. The Security Agent shall have the right to receive all Special Payments directly from the Persons owing the same. All Special Payments received by the Security Agent shall be deposited in the Special Payment Account.

          (c) Each of the Partnership and the Owner Trustee shall deliver to the Security Agent all payments in respect of casualty to or loss of property received by it from any insurer pursuant to the property or casualty insurance maintained by the Partnership pursuant to Section 6.6 of the Participation Agreement (but not pursuant to any insurance maintained by the Owner Participant or the Owner Trustee for its own account) and all awards and proceeds in respect of a taking in the exact form received, but with the Partnership's or the Owner Trustee's endorsement, if necessary ("Insurance and Condemnation Proceeds"), for deposit in the Insurance and Condemnation Proceeds Account not later than the second Business Day after the Partnership's or the Owner Trustee's receipt thereof.

          (d) The Owner Trustee shall deliver to the Security Agent all payments received under the Interest Hedging Agreement ("Interest Hedging Payments") for deposit in the Interest Hedging Account not later than the second Business Day after the Owner Trustee's receipt thereof. The Security Agent shall have the right to receive all Interest Hedging Payments directly from the Interest Hedging Counterparty.

          (e) On the Lease Closing Date, the Lessee shall deposit in the Operation and Maintenance Reserve Account an amount equal to the Initial Operation and Maintenance Reserve
Deposit.

          (f) On the Lease Closing Date, the Lessee shall deposit in the Warranty Maintenance Reserve Account an amount equal to the Required Warranty Maintenance Reserve Deposit.

          (g) On the Lease Closing Date, the Lessee shall deposit in the Rent Reserve Account an amount equal to the Initial Rent Reserve Deposit.

          (h) On the Lease Closing Date, the Lessee shall deposit in the Construction Completion Account an amount equal to the Initial Construction Completion Deposit.

          SECTION 3.2  Information to Accompany Amounts
Delivered to Security Agent; Deposits Irrevocable. (a) All amounts delivered to the Security Agent by the Partnership shall be accompanied by information in reasonable detail specifying the source of the amounts and the Account or Accounts into which such amounts are to be deposited. If the Security Agent shall be unable to determine the source of any payments received or the Account or Accounts into which such payments are to be deposited, the Security Agent shall hold such amounts in the Revenue Account until identified by the Partnership, the Owner Participant and the Administrative Agent.

          (b) Any deposit made into any Account hereunder shall, absent manifest error, be irrevocable and the amount of such deposit and any instrument or security held in such Account hereunder and all interest thereon shall be held in trust by the Security Agent and applied solely as provided herein.

          SECTION 3.3 Books of Account; Statements. (a) The Security Agent shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by the Security Agent pursuant to Article V.

          (b) Not later than the tenth Business Day of each month, commencing with the first month to occur after the Lease Closing Date the Security Agent shall deliver to the Partnership, GE Capital and the Administrative Agent a statement setting forth the transactions in each Account during the preceding month and specifying the Project Revenues, Special Payments, Insurance and Condemnation Proceeds Deposits, cash equivalents and other amounts held in each Account at the close of business on the last Business Day of the preceding month and the Value thereof at such time.


                           ARTICLE IV

                     Payments from Accounts

          SECTION 4.1 Completion Account. The Security Agent shall, upon receipt by it of a monthly certificate signed by an Authorized Officer of the Partnership in substantially the form of Exhibit A (and countersigned by the Independent Engineer, the Administrative Agent and the Owner Participant) instructing it to do so, apply cash available in the Completion Account to the payment of the Project Costs specified in such certificate or to such other costs or amounts or purposes as may be specified in such certificate. So long as no Lease Default or Lease Event of Default shall have occurred and be continuing, (a) on the date of final acceptance under the Construction Contract, the Security Agent shall transfer from amounts on deposit in the Completion Account to the Partnership an amount equal to 66 2/3% of the excess of (i) all funds on deposit therein and (ii) all remaining
Project Costs (including amounts in respect of any remaining dispute under the Construction Contract) not yet paid (such excess at any time, the "Completion Contingency"), (b) upon the release of all liens relating to all matters listed on the Contractor's final release provided by Flippo Construction
Company (other than any claims relating to the McConnel dispute) the Security Agent shall transfer from amounts on deposit in the Completion Account to the Partnership an amount equal to 10% of the sum of the (i) Completion Contingency and (ii) the amounts transferred to the Partnership, if any, pursuant to clause
(a) above and (c) after transfers have been made pursuant to clauses (a) and (b) above, on each date on which it receives a monthly certificate pursuant to this Section 4.1, the Security Agent shall transfer from amounts on deposit in the Completion Account to the Partnership an amount equal to the "Applicable Percentage" of the remaining Completion Contingency, all as certified by an authorized officer of the Partnership and countersigned by the Independent Engineer, the Administrative
Agent and the Owner Participant. The "Applicable Percentage" as of any such date on which a monthly certificate is delivered pursuant to this Section 4.1 is a percentage equal to the ratio that the Project Costs set forth in such certificate bears to all remaining Project Costs.

          SECTION 4.2 Revenue Account--Monthly Transfers After the Lease Closing Date. (a) On or before the twentieth day of each month after the Lease Closing Date (or if such day is not a Business Day, the immediately preceding Business Day), the Partnership shall deliver to the Owner Participant and the Administrative Agent a Project Certificate in substantially the form of Schedule 1 signed by an Authorized Officer of the Partnership requesting distributions to be made from the Revenue Account. If the Owner Participant and the Administrative Agent approve such Project Certificate, the Owner Participant and the Administrative Agent shall countersign such Project Certificate on the Business Day prior to the applicable Monthly Transfer Date and the Partnership shall cause such countersigned Project Certificate to be delivered to the Security Agent. On the twenty-fifth day of each month (or if such date is not a Business Day, the immediately succeeding Business Day) (each such date, a "Monthly Transfer Date"), the Security Agent shall distribute, from the cash available in the Revenue Account, (i) (A) directly to each Person to which an amount in excess of $100,000 is due and payable, the amounts identified as Project Expenses then due and owing in Item 1 of the Project Certificate referred to above, or (B) to the Partnership for the benefit of the Persons entitled thereto, all other Project Expenses then due and owing in Item 1 of such Project Certificate and (ii) to the Current Account, the amounts identified as Project Expenses expected to be due and owing prior to the next Monthly Transfer Date in Item 2 of such Project Certificate. Project Expenses owing to the Gas Supplier, the Operator, the Gas Transporters and for fuel supplies shall be identified in the Project Certificate and shall, to the extent sufficient funds are not on deposit to satisfy all Project Expenses set forth in such Project Certificate, take priority over all other Project Expenses.

          (b) For purposes of this Section 4.2, cash available in the Revenue Account shall not include any check or other instrument which may be deposited therein until the final collection thereof.

          SECTION 4.3 Revenue Account--Quarterly Transfers After the Lease Closing Date. On each Basic Rent Payment Date, the Security Agent shall distribute from the cash available in the Revenue Account (after making any distribution required by Sections 4.2 and 4.4) the following amounts in the following order of priority:

          first, to the LOC Fee Account, the amount of all fees payable pursuant to subsection 2.3 of the Reimbursement Agreement, which GE Capital and the Administrative Agent certify to the Security Agent to be due and payable on such date;

          second, to the Indenture Trustee, for distribution in accordance with Section 5.2 of the Indenture, a portion of the Basic Rent then due equal to the sum of (x) fees owing to the Administrative Agent and the Indenture Trustee and
     (y) the amount of principal, interest and commitment fees payable on or with respect to the Loan Certificates and (z) amounts payable under the Interest Hedging Agreement that the Administrative Agent certifies to the Security Agent are due and payable on such date;

          third, to the Owner Trustee (or, so long as the Owner Participant shall be the sole beneficiary of the trust established pursuant to the Trust Agreement, directly to the Owner Participant), the remaining portion of Basic Rent which the Owner Participant certifies to the Security Agent to be due and payable on such date;

          fourth, to the Operation and Maintenance Reserve Account, the amount certified to the Security Agent by an Authorized Officer of the Partnership (and countersigned by the Owner Participant and the Administrative Agent) required to be deposited therein pursuant to Sections 7(b)(i) and 7(b)(iii) of the Facility Lease;

          fifth, to the Person entitled thereto, an amount equal to the amount of Supplemental Rent then due and payable but not yet paid by reason of the proviso to Section 4.4 (as set forth in a certificate signed by an Authorized Officer of the Partnership and countersigned by the Owner Participant and the Administrative Agent) or of the Owner Participant and the Administrative Agent, in substantially the form of Exhibit B;

          sixth, to the Rent Reserve Account, the amount certified to the Security Agent by an Authorized Officer of the Partnership (and countersigned by the Owner Participant and the Administrative Agent) required to be deposited therein pursuant to Sections 7(c)(i) and 7(c)(iii) of the Facility Lease;

          seventh, if the conditions precedent to cash distributions to the Partners set forth in Section 7.3 of the Participation Agreement are not satisfied as of such Basic Rent Payment Date (as set forth in a certificate of the Owner Participant and the Administrative Agent to the Security Agent), to the Distribution Reserve Account, an amount equal to the lesser of (x) the remainder of the cash available in the Revenue Account and (y) Cash Available for Distributions for the immediately preceding Quarterly Measurement Period; and

          eighth, if and to the extent permitted pursuant to
     Section 7.3 of the Participation Agreement (as set forth in a certificate of an Authorized Officer of the Partnership and countersigned by the Owner Participant and the Administrative Agent), to the Partnership Security Account, an amount equal to the lesser of (x) the remainder of the cash available in the Revenue Account and (y) Cash Available for Distributions for the immediately preceding Quarterly Measurement Period.

          SECTION 4.4 Supplemental Rent. On any date when due, the Security Agent, upon receipt of a certificate signed by an Authorized Officer of the Partnership or of the Owner Participant and the Administrative Agent, in substantially the form of Exhibit B (and in the case of a certificate signed by the Partnership, countersigned by the Owner Participant and the Administrative Agent), shall promptly pay to the Owner Trustee or such other Person as may be entitled thereto the amount (to the extent of cash available in the Revenue Account) equal to the amount of Supplemental Rent (other than amounts specifically provided for in Section 4.3, which shall be paid in accordance with such Section 4.3, but including the fees and expenses of the Security Agent and the Owner Trustee and any LOC Reimbursement Obligations (but in the case of LOC Reimbursement Obligations in respect of the O&M Letter of Credit, only after amounts have been applied thereto from the Operation and Maintenance Reserve Account) then due and payable pursuant to Section 3(b) of the Facility Lease and not otherwise paid or payable from amounts on deposit in the Insurance and Condemnation Proceeds Account or the Special Payment Account, as specified in such certificate; provided that any portion of Supplemental Rent not included in the current Operating Budget in excess of $250,000 per calendar year with respect to the Lessee's general indemnity or general tax indemnity obligations pursuant to Section 8 of the Participation Agreement or with respect to the Lessee's Obligations under the Tax Indemnity Agreement shall only be paid to the Person entitled thereto on a Basic Rent Payment Date after the payment of all amounts specified in clauses "first" through "fourth" of Section 4.3 on such date.

          SECTION 4.5 Rent Reserve Account. If, on any Basic Rent Payment Date, the cash available in the Revenue Account, the Distribution Reserve Account and the Partnership Security Account is insufficient to make the payment obligations set forth in clauses second and third of Section 4.3 on such Basic Rent Payment Date, the Security Agent shall immediately notify the Administrative Agent and the Owner Participant of such fact, and
(a) the Administrative Agent, at its option, may direct the Security Agent (by delivering a certificate in substantially the form of Exhibit C) to transfer to the Indenture Trustee the amount (to the extent cash is available in the Rent Reserve Account (other than amounts on deposit in the Equity Rent Reserve Sub-Account)) equal to the amount of any deficiency in the payment obligations set forth in clause second of Section 4.3 on such Basic Rent Payment Date and (b) the Owner Participant, at its option, may direct the Security Agent (by delivery of a certificate in substantially the form of Exhibit C) to transfer to the Owner Trustee (or to the Owner Participant, if the Owner Participant is the sole beneficiary of the trust established pursuant to the Trust Agreement) the amount (to the extent cash is available in the Equity Rent Reserve Sub-Account) equal to the amount of any deficiency in the payment obligations set forth in clause third of Section 4.3 on such Basic Rent Payment Date). On each Basic Rent Payment Date, after giving effect to all other transactions hereunder on such date, the Security Agent shall transfer from amounts on deposit in the Rent Reserve Account to the Equity Rent Reserve Sub-Account an amount equal to the excess of (x) the amount on deposit in the Rent Reserve Account (not counting amounts on deposit in the Equity Rent Reserve Sub-Account) over (y) an amount equal to the sum of the payments of principal and interest expected to be due on the Loan Certificates on the next two succeeding Payment Dates (less any Accretion Amount), as reasonably determined by the Administrative Agent and certified to the Security Agent.

          SECTION 4.6  Operation and Maintenance Reserve
Account. Within three Business Days after receipt by the Security Agent of a certificate, which (a) states that a drawing has been made under the O&M Letter of Credit or (b) includes a list of requested disbursements and invoices and other supporting documents as may be necessary to properly document all such disbursements, which certificate is signed by GE Capital and the Administrative Agent (in the case of clause (a)), or by an Authorized Officer of the Partnership and countersigned by the Owner Participant and the Administrative Agent (in the case of clause (b)), substantially in the form of Exhibit D hereto, and, in the case of clause (b), so long as no Lease Default or Lease Event of Default shall have occurred and be continuing (as set forth in such certificate), funds on deposit in the Operation and Maintenance Reserve Account shall be distributed to GE Capital in respect of such drawing or to the Partnership or the payee(s), as the case may be, in the manner, in the amount and at the addresses specified in such certificate.

          SECTION 4.7 Release of Excess Amounts. If, as of any Basic Rent Payment Date, (i) an amount is on deposit in the Rent Reserve Account or the Operation and Maintenance Reserve Account in excess of the Required Rent Reserve Balance or the Required Operation and Maintenance Reserve Balance, as the case may be, as the result of the actual realization of income or gain on the amounts on deposit in such Account, (ii) no Lease Default or Lease Event of Default has occurred and is continuing and (iii) the Security Agent shall have received a certificate signed by an Authorized Officer of the Partnership and countersigned by the Administrative Agent and the Owner Participant, substantially in the form of Exhibit E, certifying as to such matters, then the Security Agent shall distribute any such excess amounts to the Revenue Account.

          SECTION 4.8  Special Payment Account.

          (a)  Intentionally Left Blank.

          (b) All Special Payments deposited in the Special Payment Account constituting payments by the Gas Supplier pursuant to Section 17.3 of the Gas Supply Agreement shall, subject to Section 4.14 of this Agreement, be distributed to the Partnership to be applied by the Partnership with the consent of the Administrative Agent and the Owner Participant to the costs of entering into a replacement gas supply agreement and to such other related costs as shall be approved by the Administrative Agent and the Owner Participant in writing. If, as of any Basic Rent Payment Date, an amount is on deposit in the Special Payment Account after all amounts required (and, in the reasonable opinion of the Administrative Agent and the Owner Participant, will be required) to be distributed under this Section 4.8 have been so distributed, the Security Agent shall distribute any such excess amounts to the Revenue Account.

          SECTION 4.9 Partnership Security Account. (a) To the extent that at any time the cash then available in the Revenue Account is insufficient to make any of the payments, deposits or transfers contemplated by Sections 4.1, 4.2, 4.3 and 4.4, the Security Agent shall from and to the extent of the cash available in the Partnership Security Account withdraw such amounts from the Partnership Security Account as directed by the Administrative Agent and the Owner Participant and make the aforesaid payments, deposits and transfers.

          (b) Within three Business Days after each Basic Rent Payment Date, if the Partnership has delivered a certificate signed by an Authorized Officer of the Partnership and countersigned by the Administrative Agent and the Owner Participant, substantially in the form of Exhibit F hereto, certifying that the conditions precedent to cash distributions to the Partners set forth in subsection 7.3 of the Participation Agreement have been satisfied, the Security Agent shall distribute to the Partnership the cash then available in the Partnership Security Account.

          SECTION 4.10 Distribution Reserve Account. (a) To the extent that at any time the cash then available in the Revenue Account is insufficient to make any of the payments, deposits or transfers contemplated by Sections 4.1, 4.2, 4.3 and 4.4, the Security Agent shall from and to the extent of the cash available in the Distribution Reserve Account withdraw such amounts from the Distribution Reserve Account as directed by the Administrative Agent and the Owner Participant and make the aforesaid payments, deposits and transfers.

          (b) If, as of any Basic Rent Payment Date, the Security Agent shall have received a certificate of an Authorized Officer of the Partnership (and countersigned by the Administrative Agent and the Owner Participant that (i) the Operating Cash Flow Ratio for each of the two Quarterly Measurement Periods immediately preceding the date of such certificate was greater than 1.20 to 1 and provided that no Lease Default or Lease Event of Default shall have occurred and be continuing (as set forth in such certificate), the Security Agent shall transfer the amounts on deposit in the Distribution Reserve Account to the Revenue Account.

          SECTION 4.11 Insurance and Condemnation Proceeds Account. (a) All cash, cash equivalents, instruments, investments and securities at any time on deposit in the Insurance and Condemnation Proceeds Account, including all interest or other income earned with respect thereto, are herein called the "Insurance and Condemnation Proceeds Deposits".

          (b) The Insurance and Condemnation Proceeds Deposits shall be accumulated in the Insurance and Condemnation Proceeds Account and held therein until paid to or upon the order of the Partnership as provided in paragraph (c) of this Section 4.11, or paid to the Indenture Trustee as provided in paragraph (d) or (e) of this Section 4.11, or returned to the Partnership as provided in Section 9.2.

          (c) (i) If the amount of Insurance and Condemnation Proceeds Deposits of the Partnership is less than $500,000, such amount shall, subject to the provisions of paragraphs (d) and (e) of this Section 4.11, be paid over to or upon the order of the Partnership, as the case may be, to reimburse it for, or to pay, the cost of repairing, rebuilding or otherwise replacing the damaged or destroyed or lost or condemned property in respect of which such moneys were received, upon the receipt by the Security Agent of a certificate of an Authorized Officer of the Partnership, countersigned by the Administrative Agent and the Owner Participant, (A) containing the plans and specifications setting forth in reasonable detail the work done or proposed to be done and materials purchased or to be purchased by way of the renewal, repair, rebuilding or other replacement of the damaged or destroyed or lost or condemned property and (B) stating the specific amount requested to be paid over to or upon the order of the Partnership or that such amount is requested to reimburse the Partnership as the case may be, for, or to pay, costs actually incurred to repair, rebuild or replace property and that such amount, together with amounts remaining in the Insurance and Condemnation Proceeds Account for such purpose and other funds of the Partnership available for such purpose, are sufficient to pay in full the costs of such renewal, repair, rebuilding or other replacement. The Administrative Agent and the Owner Participant shall countersign such certificate if (w) no Lease Default or Lease Event of Default has occurred and is continuing, (x) the Owner Participant and the Administrative Agent shall each have received an opinion of counsel, satisfactory to it, stating that all Governmental Actions required in connection with the work done or proposed to be done have been obtained, (y) in the reasonable opinion of the Owner Participant and the Administrative Agent and the Independent Engineer, the matters referred to in such certificate can be accomplished in the manner provided for in such certificate and (z) the Owner Participant and the Administrative Agent shall have each received (I) evidence of any lien waivers requested to be obtained by it, and
(II) evidence, satisfactory to the Administrative Agent and the Owner Participant, that the Lien of the Lessee Security Documents is in full force and effect; or

          (ii) If the amount of Insurance and Condemnation Proceeds Deposits is more than $500,000, such amount shall, subject to the provisions of paragraphs (d) and (e) of this
Section 4.11, be paid over to the Persons entitled thereto from time to time (as set forth in the certificate referred to below) to pay the cost of repairing, rebuilding or otherwise replacing the damaged or destroyed or lost or condemned property in respect of which such moneys were received, upon the receipt by the Security Agent of a certificate of an Authorized Officer of the Partnership countersigned by the Administrative Agent and the Owner Participant, (A) containing the plans and specifications setting forth in reasonable detail the work done or proposed to be done and the materials purchased or to be purchased by way of the renewal, repair, rebuilding or other replacement of the damaged or destroyed or lost or condemned property and (B) stating the specific amounts requested to be paid, the Persons to whom and the dates on which such amounts are to be paid, that such amounts will be used to pay costs actually incurred to repair, rebuild or replace property and that such amounts, together with amounts remaining in the Insurance and Condemnation Proceeds Account for such purpose and other funds of the Partnership available for such purpose, are sufficient to pay in full the costs of such renewal, repair, rebuilding or other replacement. The Administrative Agent and the Owner Participant shall countersign such certificate if (w) no Lease Default or Lease Event of Default has occurred and is continuing, (x) the Administrative Agent and the Owner Participant shall have each received an opinion of counsel, satisfactory to it, stating that all Governmental Actions required in connection with the work done or proposed to be done have been obtained, (y) in the reasonable opinion of the Administrative Agent and the Owner Participant and the Independent Engineer, the matters referred to in such certificate can be accomplished in the manner provided for in such certificate and (z) the Administrative Agent and the Owner Participant shall have each received (I) evidence of any lien waivers requested to be obtained by it, and (II) evidence, satisfactory to the Administrative Agent and the Owner Participant, that the Lien of the Lessee Security Documents is in full force and effect; or

          (iii) In the event that any amounts remain in the Insurance and Condemnation Proceeds Account after application thereof in accordance with this paragraph (c), the Security Agent shall either apply such Insurance and Condemnation Proceeds Deposits to the payment of the Lessee Obligations or in accordance with Section 9(g)(iii) of the Facility Lease, in accordance with the instructions of the Administrative Agent and the Owner Participant.

          (d) If the Owner Participant or the Administrative Agent shall at any time notify the Security Agent that an Event of Loss has occurred, then, unless the Project is being repaired in accordance with Section 9(c)(i) of the Facility Lease (as certified to the Security Agent by the Partnership and countersigned by the Administrative Agent and the Owner Participant), the Security Agent shall promptly withdraw the Insurance and Condemnation Proceeds Deposits from the Insurance and Condemnation Proceeds Account and deliver the same to be applied by the Indenture Trustee to the payment of the Lessee Obligations and the Owner Trustee Obligations in accordance with the provisions of Section 5.3 of the Indenture.

          (e) If Owner Participant or the Administrative Agent shall at any time notify the Security Agent that a Reimbursement Event of Default or a Lease Event of Default has occurred and is continuing and the Loan Certificates have become due and payable, then the Security Agent shall promptly withdraw the Insurance and Condemnation Proceeds Deposits from the Insurance and Condemnation Proceeds Account and apply the same to the payment of the Lessee Obligations and the Owner Trustee Obligations in accordance with the provisions of Section 4.14 hereof.

          SECTION 4.12  Warranty Maintenance Reserve Account.
(a) Within three Business Days after receipt by the Security Agent of a certificate, which includes a list of requested disbursements and invoices and other supporting documents as may be necessary to properly document all such disbursements, signed by an Authorized Officer of the Partnership and countersigned by GE Capital and the Administrative Agent, substantially in the form of Exhibit G hereto, and so long as no Lease Default or Lease Event of Default shall have occurred and be continuing (as specified in such certificate), funds on deposit in the Warranty Maintenance Reserve Account shall be distributed to the Turbine Manufacturer in the manner and in the amount and at the addresses specified in such certificate.

          (b) Upon receipt of a certificate signed by an Authorized Officer of the Partnership or of the Owner Participant and the Administrative Agent (and in the case of a certificate signed by the Partnership, countersigned by GE Capital and the Administrative Agent) certifying that the warranty period in respect of the Turbine Contract, including any extensions thereof, has expired, and provided that no Lease Default or Lease Event of Default shall have occurred and be continuing (as specified in such certificate), the Security Agent shall promptly transfer the amounts on deposit in the Warranty Maintenance Reserve Account to the Revenue Account.

          SECTION 4.13 Current Account. The Security Agent shall pay, from and to the extent of cash available in the Current Account and as set forth in an officer's certificate signed by an Authorized Officer of the Partnership (and countersigned by the Administrative Agent and the Owner Participant), (i) directly to each Person to which an amount in excess of $100,000 is due and payable, the amounts previously identified as Project Expenses in Item 2 of the most recently delivered Project Certificate which are then due and owing, or
(ii) to the Partnership for the benefit of the Persons entitled thereto, all other such Project Expenses previously identified in
Item 2 of the most recently delivered Project Certificate which are then due and owing.

          SECTION 4.14 Defaults. (a) Any other provision contained in this Agreement to the contrary notwithstanding, upon receipt by the Security Agent of written notice from the Owner Participant or the Administrative Agent stating that a Reimbursement Event of Default or Lease Event of Default has occurred and is continuing, the Security Agent shall thereafter distribute cash from the Accounts only upon the express written instructions of the Administrative Agent (or, after the Indenture shall have been terminated in accordance with its terms, the Owner Participant), until such time as the Security Agent shall have been notified in writing by such Person that such Reimbursement Event of Default or Lease Event of Default has been waived or cured in accordance with the Financing Documents. Any other provision in this Agreement to the contrary notwith standing, upon receipt by the Security Agent of written notice from the Administrative Agent stating that an Indenture Event of Default which is not and does not arise out of a Lease Event of Default has occurred and is continuing, the Security Agent shall thereafter distribute cash from the Interest Hedging Account only upon the express written instructions of the Administrative Agent until such time as the Security Agent shall have been notified in writing by the Administrative Agent that such Indenture Event of Default has been cured or waived in accordance with the Financing Documents.

          (b) If, following the occurrence and during the continuance of a Lease Event of Default, the Administrative Agent shall at any time notify the Security Agent that the Loan Certificates have become due and payable in accordance with
Section 6.2(a) of the Indenture, then the Security Agent shall transfer all cash, cash equivalents, instruments, investments and securities available in the Accounts from time to time (after making any transfers in respect of Project Expenses permitted pursuant to Section 4.14(a)) first, on a pro rata basis (in accordance with amounts payable under clauses (i) and (ii) below) to (i) the Indenture Trustee, for the benefit of the Administrative Agent and the Loan Participants, to the payment of the amounts specified in Section 5.4 of the Indenture (other than clause (vi) thereof) and (ii) to GE Capital, to the payment of all amounts owing under the Reimbursement Agreement, including all LOC Reimbursement Obligations, any payments owing to GE Capital under Section 2.3 of the Reimbursement Agreement and all cash collateralization obligations under Section 6 thereof, and second, to the Owner Trustee, for distribution in accordance with the Trust Agreement, to the payment of the remaining Lessee Obligations.

          SECTION 4.15 Certain Payments. Any other provision contained in this Agreement to the contrary notwithstanding, in the event that on any Basic Rent Payment Date there are insufficient funds on deposit in any Account to pay principal, interest, fees, distributions and/or other amounts due and payable from such Account on such Basic Rent Payment Date to the Person entitled thereto and thereafter funds are deposited into the Revenue Account, the Security Agent shall distribute such funds to such Person for the payment of such principal, interest, fees or other amounts, such payments to be made in the same order of priority (and pursuant to the same instructions) as they would have been made had such funds been on deposit in the applicable Account on such Basic Rent Payment Date.

          SECTION 4.16 Interest Hedging Account. On each Basic Rent Payment Date, the Security Agent shall pay all cash available in the Interest Hedging Account to the Owner Trustee for application in accordance with the Trust Agreement, provided that all amounts payable pursuant to clause second of Section 4.3 hereof shall have been paid on such Basic Rent Payment Date from amounts on deposit in the Revenue Account (or, in the event of a shortfall, from the Interest Hedging Account). The Lessee shall have no right, title or interest in the Interest Hedging Account or amounts on deposit therein.

          SECTION 4.17 Delivery of Officer's Certificates; Timing of Payments. (a) Each of the certificates of an Authorized Officer required to be delivered hereunder shall be delivered not later than 12:00 noon, New York City time, on the Business Day immediately prior to the day on which the Security Agent is required to make transfers hereunder. Any certificate of an Authorized Officer delivered later than the time specified herein shall nevertheless be considered valid and shall be honored by the Security Agent on or as promptly after the date otherwise specified herein for payment as is practicable, subject to the availability of cash in the applicable Account.

          (b) Subject to (i) the timely receipt of a certificate of an Authorized Officer as set forth in Section 4.17(a),
(ii) the availability of cash in the applicable Account and
(iii) other circumstances beyond the control of the Security Agent, the Security Agent shall make any payment hereunder required (except for transfers between Accounts) by means of wire transfer of immediately available funds, to the address of the payee(s) set forth in the applicable certificate, to be received prior to 2:00 p.m., New York City time, on the date specified herein for such payment.

          (c) Each of the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Administrative Agent agrees that, concurrently with its delivery of any certificate, notice or written request to the Security Agent, it shall deliver a copy thereof to the other parties to this Agreement.

          SECTION 4.18 Payments under Lease. Each transfer by the Security Agent to the Indenture Trustee hereunder on account of the payment or discharge of any Owner Trustee Obligation shall be deemed, to the extent of such transfer, to satisfy the obligation of the Lessee to pay any corresponding payment of Rent, Stipulated Loss Value and all other corresponding amounts payable by the Lessee under the Facility Lease, in each case due and payable on such date under the Facility Lease.

          SECTION 4.19 LOC Fee Account. On each Basic Rent Payment Date, the Security Agent shall pay from cash available in the LOC Fee Account, first, to any LOC Participant entitled thereto, all fees payable to such LOC Participant pursuant to
Section 5(c) of the LOC Participation Agreement and second, to GE Capital the remaining portion of fees payable pursuant to Section
2.3 of the Reimbursement Agreement (all as certified by GE Capital or the Administrative Agent).


                           ARTICLE V

                           Investment

          SECTION 5.1 Investment. (a) Any cash held by the Security Agent in any Account shall be invested by the Security Agent from time to time as directed in writing by the Lessee (or, if GE Capital, the Owner Participant or the Administrative Agent, as the case may be, shall have notified the Security Agent that a Reimbursement Default, Reimbursement Event of Default, Lease Default or Lease Event of Default has occurred and is continuing, by the Administrative Agent or, after the Indenture has been terminated, the Owner Trustee, as the case may be) in Permitted Investments. Any income or gain realized as a result of any such investment shall be held as part of the applicable Account and reinvested as provided herein. Any income tax payable on account of any such income or gain shall be paid by the Lessee or its Affiliates. Any such investment may be sold (without regard to maturity date) by the Security Agent whenever necessary to make any distribution required by this Agreement. The Security Agent shall have no liability for any loss resulting from any such investment or sale thereof other than by reason of its willful misconduct or negligence. The Security Agent will promptly notify GE Capital, the Owner Participant, the Administrative Agent and the Lessee of any loss resulting from any such investment or sale and the Administrative Agent, or, after the Indenture shall have been terminated in accordance with its terms, the Owner Trustee in its sole discretion, may instruct the Security Agent to, and the Security Agent shall, reimburse the affected Account from the Revenues received pursuant to Section
4.2 hereof.

          (b) The term "Permitted Investments" means (i) obligations of, or guaranteed as to the interest and principal by, the United States Government or any agency thereof having a maturity of less than one (1) year; (ii) open market commercial paper, with a maturity of not longer than ninety (90) days, of any corporation incorporated under the laws of the United States or any state thereof rated "prime-1" or its equivalent by Moody's Investors Service, Inc. or "A-1" or its equivalent by Standard & Poor's Ratings Group; (iii) bankers acceptances or certificates of deposit issued by any bank rated "Aa" or "AA" or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, and having a maximum maturity of one (1) year; (iv) any obligations of the Security Agent, any bank rated "A" or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, in respect of the repurchase of obligations of the type described in clause (i) which obligation is secured by obligations of the type described in clause (i) or by any one or more certificates of deposit of the type described in clause
(iii) hereof; (v) federally insured demand deposit accounts with the Security Agent and banks having capital, surplus and undivided profits of at least One Billion dollars ($1,000,000,000) that are members of the Federal Reserve System of the United States; or (vi) a money market fund registered under the Investment Company Act of 1940, as amended from time to time, the portfolio of which is limited to United States government obligations and United States government agency obligations (bearing the full faith and credit of the United States government); provided, that all funds in the Accounts shall not at any time be invested in Permitted Investments with a maturity of greater than one (1) year or with an average maturity, calculated on a weighted average basis, of more than six (6) months; and provided, further, that with respect to the credit ratings specified above, if neither Moody's Investors Service, Inc. nor Standard & Poor's Ratings Group is in the business of rating the relevant Permitted Investment, such Permitted Investment shall have received a rating equivalent to that specified above for such Permitted Investment by another nationally recognized credit rating agency of similar standing.


                          ARTICLE VI

                         Security Agent

          SECTION 6.1 Rights, Duties, etc. The acceptance by the Security Agent of its duties hereunder and under the other Lessee Security Documents is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

          (i) it shall act hereunder as an agent only and shall not be responsible or liable in any manner whatever for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds, securities or other amounts deposited with or held by it;

          (ii) it shall be protected and held harmless in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or other matters stated in, any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which the Security Agent in good faith believes to be genuine;

          (iii)     it shall not be liable for any error of
     judgment or for any act done or step taken or omitted except in the case of its gross negligence, willful misconduct or bad faith;

          (iv) it may consult with and obtain advice from counsel of its own choice in the event of any dispute or question as to the construction of any provision hereof or otherwise in connection with its duties as Security Agent hereunder;

          (v) it shall have no duties as Security Agent except those which are expressly set forth herein and in any modification or amendment hereof, and it is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement other than the Collateral Security Documents; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its prior written consent thereto;

          (vi) it may execute or perform any duties hereunder and under the other Lessee Security Documents (other than the holding of the Accounts and stock certificates or any other collateral which is required to be held by it for purposes of perfection) either directly or through agents or attorneys selected with reasonable care;

          (vii) it may engage or be interested in any financial or other transactions with any party hereto and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Security Agent hereunder;

          (viii) it shall have no right of set-off against any Account;

          (ix) it hereby waives any and all Liens which may arise from time to time in its favor on any Account or any other amounts received by it pursuant to this Agreement; and

          (x) it shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

          SECTION 6.2  Resignation or Removal.  (a)  The
Security Agent may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Security Agent as hereinafter provided.

          (b) The Owner Participant and the Administrative Agent may jointly remove the Security Agent at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Security Agent as hereinafter provided.

          (c) In the event of any resignation or removal of the Security Agent, a successor Security Agent, which shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a capital and surplus of not less than $100,000,000 and shall be appointed by the Owner Participant and the Administrative Agent, subject to the approval of the Lessee (which approval shall not be unreasonably withheld or delayed) so long as no Reimbursement Default or Reimbursement Event of Default or Lease Default or Lease Event of Default shall have occurred and be continuing. If a successor Security Agent shall not have been appointed or shall not have accepted its appointment as Security Agent hereunder within 45 days after such notice of resignation of the Security Agent or such notice of removal of the Security Agent, the Security Agent, the Owner Participant, the Owner Trustee, the Indenture Trustee or the Lessee may apply to any court of competent jurisdiction to appoint a successor Security Agent to act until such time, if any, as a successor Security Agent shall have accepted its appointment as above provided. Any successor Security Agent so appointed by such court shall immediately and without further act be superseded by any successor Security Agent appointed by the Owner Participant, the Administrative Agent and the Owner Trustee with the approval of the Lessee as above provided. Any such successor Security Agent shall deliver to each party to this Agreement a written instrument accepting such appointment hereunder and under the other Lessee Security Documents and thereupon such successor Security Agent shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon succeed to all the rights and duties of the Security Agent hereunder and thereunder and shall be entitled to receive the Accounts and other collateral from the predecessor Security Agent. Any such successor Security Agent shall execute the Consent of the Power Purchaser.


                          ARTICLE VII

                         Determinations

          SECTION 7.1  Value.  Cash and Permitted Investments
on deposit from time to time in the Accounts shall be valued (the
"Value") by the Security Agent as follows:

          (a)  cash shall be valued at the face amount thereof;
     and

          (b) Permitted Investments shall be valued at the lesser of the face amount and the purchase price.

          SECTION 7.2 Other Determinations. The Lessee, the Administrative Agent, the Owner Participant and the Security Agent may establish procedures not inconsistent with this Agreement pursuant to which the Security Agent may conclusively determine, for purposes of this Agreement, the amounts from time to time to be distributed or paid by the Security Agent from cash available in the Accounts.

          SECTION 7.3 Sales of Permitted Investments. The Security Agent will use its best efforts to sell Permitted Investments so that actual cash is available, on each date on which a distribution is to be made pursuant to this Agreement, for the Security Agent to make such distribution in cash on such date. The amount of any check or other instrument which may be deposited in any Account shall not be treated as cash available until the final collection thereof.

          SECTION 7.4  Available Cash.  In determining the
amount of available cash in any Account at any time, in addition to any cash then on deposit in such Account, the Security Agent shall treat as available cash the amount which the Security Agent would have received on such day if the Security Agent had liquidated all the Permitted Investments (at then prevailing market prices) then on deposit in such Account.


                          ARTICLE VIII

                 Representations and Warranties

          SECTION 8.1 Representations. The Lessee represents and warrants, for the benefit of GE Capital, the Administrative Agent and the Loan Participants, that each certificate of an Authorized Officer delivered by the Lessee in connection with this Agreement shall be true and correct in all material respects and that the amounts of money certified thereby shall be the proper amounts to be set forth in such certificate of an Authorized Officer. The Security Agent represents and warrants to the other parties hereto that it has the power and authority to enter into and perform its obligations under this Agreement.

          SECTION 8.2 Indemnification. The Lessee hereby undertakes to indemnify and hold harmless the Security Agent, the Administrative Agent and GE Capital from and against any and all expenses imposed on, incurred by or asserted against such Person in any way relating to or arising out of any inaccuracy in any certificate of an Authorized Officer delivered by the Lessee.


                           ARTICLE IX

                         Miscellaneous

          SECTION 9.1 Fees and Indemnification of Security Agent. The Lessee agrees to pay the reasonable fees of the Security Agent as compensation for its services under this Agreement. In addition, the Lessee assumes liability for, and agrees to indemnify, protect, save and keep harmless the Security Agent and its respective officers, employees, successors, assigns, agents and servants from and against, any and all claims, liabilities, obligations, losses, damages, penalties, costs and expenses (including reasonable attorney's fees and expenses) that may be imposed on, incurred by, or asserted against, at any time, the Security Agent or its respective officers and employees and in any way relating to or arising out of the execution and delivery of this Agreement, the establishment of the Accounts, the acceptance of deposits, the purchase or sale of Permitted Investments, the retention of cash, Permitted Investments or the proceeds thereof and any payment, transfer or other application of cash or Permitted Investments by the Security Agent in accordance with the provisions of this Agreement, or as may arise by reason of any act, omission or error of the Security Agent made in good faith in the conduct of its duties; except that the Lessee shall not be required to indemnify, protect, save and keep harmless the Security Agent against its own gross negligence, active or passive, or willful misconduct. The indemnities contained in this Section 9.1 shall survive the termination of this Agreement.

          SECTION 9.2 Termination. Subject to Section 9.1, the provisions of this Agreement shall terminate on the date on which all Lessee Obligations and Lender Obligations shall have been paid in full and the Indenture, the Reimbursement Agreement, the Participation Agreement and the Facility Lease shall have terminated in accordance with their respective terms. This Agreement shall be deemed to have terminated upon receipt by the Security Agent of a certificate to such effect executed by the Lessee, GE Capital and the Administrative Agent. Upon termination of this Agreement the Security Agent shall transfer any remaining amounts, together with any interest thereon, on deposit in the Accounts to the party or parties specified in such certificate. Any liability or obligation hereunder arising prior to the termination of this Agreement shall survive such termination.

          SECTION 9.3 Severability. If any one or more of the covenants or agreements provided in this Agreement on the part of the parties hereto to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Agreement.

          SECTION 9.4  Counterparts.  This Agreement may be
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 9.5  Amendments.  This Agreement may not be
modified or amended except in accordance with the provisions of the Participation Agreement and with the prior written consent of each of the parties hereto.

          SECTION 9.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE CREATION, VALIDITY AND PERFECTION OF THE SECURITY INTERESTS IN THE ACCOUNTS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT.

          SECTION 9.7 Notices. Unless otherwise specifically provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid or with an overnight courier service, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, and shall be directed to the address, telecopy or telex number of such Person designated pursuant to the Participation Agreement, or in the case of the Security Agent or the Owner Trustee, to 777 Main Street, Hartford, CT 06115, Attention: Corporate Trust Administration, Telecopy No. (203) 986-7920, or to such other address, or telecopy number as may be specified from time to time by such Person or the Security Agent.

          SECTION 9.8  Submission to Jurisdiction; Waivers.
Each of the parties hereto irrevocably and unconditionally agrees to the submission to jurisdiction and the waivers as set forth in
Section 13.11 of the Participation Agreement.

          SECTION 9.9 Limited Liability. There shall be full recourse to the Lessee and all of its assets for the liabilities of the Lessee under this Agreement and the other Lessee Obligations, but in no event shall any Partner, Affiliate of any Partner, or any officer, director or employee of the Lessee, any Partner or their Affiliates or any holder of any equity interest in any Partner be personally liable or obligated for such liabilities and Lessee Obligations, except as may be specifically provided in any other Financing Document to which such Partner is a party or in the event of fraudulent actions, knowing misrepresentations, gross negligence or willful misconduct by the Lessee, any Partner or any of their Affiliates hereunder.
Subject to the foregoing limitation on liability, GE Capital, the Administrative Agent, or the Owner Trustee or the Indenture Trustee may sue or commence any suit, action or proceeding against any Partner or any Affiliate thereof in order to obtain jurisdiction over the Lessee in order to enforce its rights and remedies hereunder. Nothing herein contained shall limit or be construed to limit the liabilities and obligations of any Partner or any Affiliate thereof in accordance with the terms of any other Transaction Document creating such liabilities and obligations to which such Partner or Affiliate is a party.

          SECTION 9.10  WAIVERS OF JURY TRIAL.  THE PARTIES
HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY
IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY
DEPOSIT AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 9.11 Benefit of Agreement. This Agreement shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and no other Person shall be entitled to any of the benefits of this Agreement.

          SECTION 9.12 Certain Rights of Power Purchaser. Nothing in this Security Deposit Agreement shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Lessee. Without limiting the scope of the foregoing, the Security Agent agrees, for the exclusive benefit of the Power Purchaser and not the Lessee, that the exercise of remedies or any similar action under this Security Deposit Agreement is subject to, and shall be conducted in a manner consistent with, the Power Purchaser's rights under (i) the Consent of the Power Purchaser and (ii) the Power Purchase Agreement and the Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power Purchaser).

          SECTION 9.13  Countersignatures; Rights of
Administrative Agent. (a) In the event that the Security Agent shall have received notice from the Indenture Trustee that an Indenture Event of Default that is not and does not arise out of a Lease Event of Default shall have occurred and be continuing, approvals or countersignatures of the Owner Participant (but not "GE Capital", in its capacity as issuer of the Letters of Credit) shall not be required in order for the Security Agent to take any action hereunder.

          (b) In the event that a drawing under any Letter of Credit shall have been made and not have been reimbursed by the Lessee, upon written notice from the Administrative Agent to the Lessee, GE Capital and the Security Agent that the LOC Participants have funded all amounts owing to GE Capital under the LOC Participation Agreements, the Administrative Agent (or the Indenture Trustee, as the case may be) shall be entitled to exercise any and all rights of GE Capital (as issuer of the Letters of Credit), to the exclusion of GE Capital, hereunder and under the other Lessee Security Documents in respect of the Letters of Credit and the LOC Reimbursement Obligations.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                              PANDA-BRANDYWINE, L.P.


                              By:  Panda Brandywine Corporation, its
                                     General Partner


                              By:  /s/ William C. Nordlund
                                   Name:  William C. Nordlund
                                   Title:  Senior Vice President


                              PANDA BRANDYWINE CORPORATION, as the
                                     General Partner


                              By:  /s/ William C. Nordlund
                                   Name:  William C. Nordlund
                                   Title:  Senior Vice President


                              GENERAL ELECTRIC CAPITAL CORPORATION



                              By:  /s/ Michael J. Tzougrakis
                                   Name:  Michael J. Tzougrakis
                                   Title:  Manager of Operations


                              FLEET NATIONAL BANK, as Security Agent
                              and as Owner Trustee



                              By:  /s/ Kathy A. Larimore
                                   Name:  Kathy A. Larimore
                                   Title:  Assistant Vice President


                                   CREDIT SUISSE, a bank organized and
                                   existing under the laws of Switzerland,
                                   acting by and through its New York
                                   branch, as Administrative Agent



                          By:  /s/ Guy R. Cirincione  /s/ Louis D. Laconetti
                               Name:  Guy R. Cirincione   Louis D. Laconetti
                               Title:  Member of          Associate
                                       Senior Management


                                   FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, as Indenture Trustee



                                   By:  /s/ C. Scott Nielsen
                                        Name:  C. Scott Nielsen
                                        Title:  Vice President